UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
________________________________________________________________________
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2017
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NEENAH PAPER, INC.
(Exact Name Of Registrant As Specified In Charter)
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Delaware    001-32240    20-1308307
(State of Incorporation)    (Commission File No.)    (I.R.S. Employer Identification No.)

3460 Preston Ridge Road
Alpharetta, Georgia 30005
(Address of principal executive offices, including zip code)

(678) 566-6500
(Registrant's telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
◦Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◦Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
◦Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
◦Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 30, 2017, the Compensation Committee (the “Committee”) of Neenah Paper, Inc. (the “Corporation”), approved the annual and long-term incentive awards for the Corporation's named executive officers (the “NEOs”) and other executives for 2017.
The components of the long-term incentive grants for 2017 are unchanged from 2016 and continue to consist of performance stock units (“PSU”), stock appreciation rights awards for US-based NEOs and PSU and stock option awards for NEOs based in Germany. In 2017, the Committee approved changes to the PSU agreement to provide for, among other things, an earnings per share performance metric and a three-year performance period for the component of the award dependent upon relative total shareholder return.

The foregoing summary description of the changes to the form of PSU agreement is not intended to be complete and is qualified in its entirety by reference to the complete text of the form of PSU award agreement attached as Exhibits 10.1, to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits:
Exhibit No.         Description of Exhibit
10.1            Form of Performance Share Award Agreement

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEENAH PAPER, INC.
(Registrant)
Date: February 3, 2017	/s/ Steven S. Heinrichs
Steven S. Heinrichs Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.         Description of Exhibit
10.1            Form of Performance Share Award Agreement